                                                                    Exhibit 7(b)

                           SINGLE LIFE PERMANENT POOL

1.   PLANS REINSURED

     This Agreement covers business written by Provident Mutual Life insurance Company and by its subsidiary, Providentmutual Life and Annuity Company of America on the following products:

     Automatically and facultatively reinsure the following plans and riders:

     Plans:                        Riders:
     Options Premier               Additional Insurance Benefit
     Whole Life II                 Other Insured Term Rider
     Portfolio II                  Waiver of Premium
     Special Term                  Waiver of Monthly Deductions
     ProvFlex UL                   Change of Insured
     Face Amount Increases         Guaranteed Purchase Option
                                   Long Term Care Acceleration Benefit
                                   Long Term Care Waiver
                                   Accelerated Death Benefit

2.   AUTOMATIC BINDING LIMITS

     Automatic reinsurance coverage shall apply only to residents of the United States, Canada and Puerto Rico.

     A. LIFE: Pool binding limit is 16 times the Company's retention. Pool Binding is in excess of the Company's retention.

          The participant's share of the reinsurance pool is 25%

     B.   WAIVER: Same as Life, not to exceed face amounts of $5,000,000.

     C.   ACCIDENTAL DEATH: Not applicable

3.   RETENTION LIMIT

     Policy Size                   Retention

     Up to $100,000                Provident will keep 100% of each policy up
                                   to full retention

     $100,001 and over             Provident will keep 20% of each policy up to
                                   full retention

4.   MINIMUM CESSION
     Amounts of Reinsurance less than $25,000 will not be ceded under this agreement.

5.   JUMBO LIMITS

     A.   LIFE: $50,000,000

     B.   WAIVER: Not to exceed face amounts of $5,000,000.

     C.   ACCIDENTAL DEATH: Not applicable

6.   BASE POLICY RATES

          The reinsurers and renewal rates are as follows. These rates are percentages of the 1975-1980 Select and Ultimate Mortality tables. First year rates are zero.

Company         Preferred        Nonsmoker        Smoker

Cologne
ERC
RGA                33%              51%               95%
Transamerica


7.   OTHER ALLOWANCES

     Additional Insurance Benefit            Same YRT rates as base policy
     Other Insured Term Rider

     Waiver of Premium                       75% First year, 10% renewal years
     Waiver of Monthly Deductions
     Long Term Care Acceleration Benefit
     Long Term Care Waiver

     Flat Extras                             6 Years or more:
                                             75% First year, 10% renewal years

                                             1-5 Years: 10% all years.

8.   Effective Date - October 1, 2001


          EXCEPTION: THE NEW RATES FOR THE BASE POLICIES WILL BE EFFECTIVE AUGUST 1, 2001 FOR COLOGNE, ERC AND RGA WHO ARE IN THE CURRENT SINGLE LIFE POOL.

EXPANDED STANDARD PROGRAM

Guidelines:

1. Business eligible for standard issue that is medically impaired up to 200% mortality. The underwriting assessment is arrived at by conventional underwriting practices using the underwriting manual used by Provident Mutual.

2. Subjective type risks (habits, morals, financial problems, etc.) and Medical risks involving flat extras are excluded.

3. No term or survivorship policies are included. No prior facultative coverage.

4.   Issues ages through 65.

5.   Minimum Issue Amounts    Ages 0-49      $100,000
                                   50-65       50,000

6.   Maximum face amount: $2,000,000

7. Each case is split equally between 3 reinsurers and Provident Mutual. Provident will keep up to $500,000 subject to it normal retention. If Provident Mutual cannot retain its share the remaining amount is split equally with the 3 reinsurers in this pool.

8. The reinsures and renewal rates are as follows. These rates are percentages of the 1975-1980 Select and Ultimate Mortality tables. First year rates are zero.

Company        Nonsmoker      Smoker

Cologne

RGA            73%            130%

Transamerica

9.   Effective Date - October 1, 2001